SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 16, 2004

Petroleum Development Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada                               0-7246                               95-2636730

(State or Other Jurisdiction (Commission (IRS Employer

of Incorporation) File Number) Identification No.)

103 East Main Street; Bridgeport, WV    26330

(Address of Principal Executive Offices)

Registrant's telephone number, including area code 304-842-3597 no change

(Former Name or Former Address, if Changed Since Last Report

Item 1.01. Entry into a Material Definitive Agreement.

The Compensation Committee of Petroleum Development Corporation has established 2004 grants for the executive officers of the company (the Participants). The grants are being awarded pursuant to the terms of the Petroleum Development Corporation 2004 Long-Term Equity Compensation Plan that was approved by the shareholders of the company at the June 11, 2004 Annual Meeting.

Awards will include non-qualified stock options (Options) and restricted stock (Shares). Both the Options and Shares are scheduled to vest in the Participant over a four year period in equal annual installments of 25% of the total award on each successive anniversary of the grant date which was December 13, 2004. The exercise price of the Options is the closing price of the company's common stock on the grant date ($37.15 per share). The total number of Options and Shares granted to each of the Participants is shown in the following table.
Participant	Executive Position	Shares	Options
Steven R. Williams	Chairman and CEO	8,130	5,870
Thomas E. Riley	President	5,390	3,890
Eric R. Stearns	Executive VP	5,080	3,670
Darwin L. Stump	CFO and Treasurer	4,780	3,450

Other restrictions and conditions of the grants include:

  No Option may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, Options granted to a Participant shall be exercisable during his or her lifetime only by such Participant or the Participant's legal representative.
  The Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until vested. All rights with respect to the Shares granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant or the Participant's legal representative.
  Options may not be exercised until vested, and will expire on December 13, 2014.
  Participants will not have voting rights for non-vested restricted stock.
  Participants will not be entitled to receive dividends for stock that has not vested nor for unexercised options.
  Vesting of any unvested options and stock will be accelerated in the event of termination of employment resulting from the death or disability of the Participant.
  Termination of employment for any reason other than death or disability will result in termination of the right of the Participant to any remaining, unvested rights to shares or options that have not yet vested.
  In the event of a "Change in Control" as defined in the plan:
    Any and all Options granted will become immediately exercisable and will remain exercisable throughout their entire term.
    Any restriction periods and restrictions imposed on Shares will lapse.
  With respect to withholding required upon the exercise of Options or upon the lapse of restrictions on Shares, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of company common stock having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

EXHIBIT INDEX

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.1 Form of Stock Option and Restricted Stock Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Petroleum Development Corporation

Date December 16, 2004

By  /s/ Darwin L. Stump

        Darwin L. Stump

        Chief Financial Officer